UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 20, 2012

MARINEMAX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14173	59-3496957
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18167 U.S. Highway 19 North, Suite 300

Clearwater, Florida 33764

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (727) 531-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Severance Policy for Key Executives

On November 27, 2012, the Board of Directors of MarineMax, Inc. (the “Company”) adopted a Severance Policy for Key Executives (the “Policy”). Under the Policy, for each executive designated in writing by the Board or the Compensation Committee of the Board (a “Covered Executive”), for a 12-month period following employment termination by the Company without good cause or by the Covered Executive for good reason (each as defined in the Policy), the Company will pay an amount equal to the average of the base salary and cash bonus paid to the Covered Executive for the two prior full fiscal years on such dates as would otherwise be paid by the Company, as well as the COBRA premium for coverage under the Company’s medical plan for the Covered Executive and his or her dependents. All stock options and restricted stock units held by a Covered Executive shall continue to vest and shall be exercisable for 12 months following employment termination. A Covered Executive shall also be entitled to receive all other accrued but unpaid benefits relating to vacations and other executive perquisites through the date of employment termination.

The Policy shall not be applicable to any executive that is a party to a separate employment, severance, change of control, or similar agreement with the Company. Kurt Frahn, the Company’s Vice President of Finance, Chief Accounting Officer, and Treasurer and Paulee Day, the Company’s Vice President, General Counsel, and Assistant Secretary are currently the only executives designated by the Board as Covered Executives under the Policy.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the Policy, and is subject to and qualified in its entirety by reference to the full text of the Policy, which is attached hereto as Exhibit 10.1 and is hereby incorporated by reference into this Item 5.02.

Appointment of Charles A. Cashman

On November 20, 2012, the Company’s Board of Directors appointed Charles A Cashman as an executive officer. Mr. Cashman, age 49, has served as Vice President of East Operations of the Company since May 2012. Mr. Cashman served several positions of increasing responsibility with the Company, including Sales Consultant, Sales Manager, General Manager, District Manager, and Regional President since joining the Company in 1992.

There is no arrangement or understanding pursuant to which Mr. Cashman was selected as an executive officer. There are no related party transactions between the Company and Mr. Cashman that are reportable under Item 404(a) of Regulation S-K.

1

Appointment of William Brett McGill

On November 20, 2012, the Company’s Board of Directors appointed William Brett McGill as an executive officer. Mr. McGill, age 44, has served as Vice President of West Operations of the Company since May 2012. Mr. McGill served as one of the Company’s Regional Presidents from March 2006 to May 2012, as Vice President of Information Technology, Service and Parts from October 2004 to March 2006, and as Director of Information Services from March 1998 to October 2004. Mr. McGill began his professional career with a software development firm, Integrated Dealer Systems, prior to joining the Company in 1996. William Brett McGill is the son of William H. McGill, Jr., the Company’s Chairman of the Board, President, and Chief Executive Officer.

There is no arrangement or understanding pursuant to which Mr. McGill was selected as an executive officer. There are no related party transactions between the Company and Mr. McGill that are reportable under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Severance Policy for Key Executives, adopted on November 27, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 27, 2012	MARINEMAX, INC.

	By:	/s/ Michael H. McLamb
Michael H. McLamb
Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Severance Policy for Key Executives, adopted on November 27, 2012